Exhibit 10.2
GRADE 18 LEVEL OR ABOVE
PERFORMANCE SHARE AWARD AGREEMENT
RECITALS
          A. The Corporation has implemented the Plan as an equity incentive program to encourage key employees and officers of the Corporation and the non-employee members of the Board to remain in the employ or service of the Corporation by providing them with an opportunity to acquire a proprietary interest in the success of the Corporation.
          B. Participant is to render valuable services to the Corporation (or any Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of shares of Class A Common Stock to Participant under the Plan.
          C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.
NOW, THEREFORE, it is hereby agreed as follows:
          1. Grant of Performance Shares. The Corporation hereby awards to Participant, as of the Award Date indicated below, an award (the “Award”) of Performance Shares under the Plan. Each Performance Share which vests pursuant to the terms of this Agreement shall provide Participant with the right to receive one or more shares of Class A Common Stock on the designated issuance date. The number of shares of Class A Common Stock subject to the awarded Performance Shares, the applicable performance vesting requirement for the Performance Shares, the rate at which the vested Performance Shares are to convert into shares of Class A Common Stock, the date on which the converted shares of Class A Common Stock shall become issuable and the remaining terms and conditions governing the Award, including the applicable service vesting requirement, shall be as set forth in this Agreement.

Participant

Award Date:	, 2010

Designated Number of Performance Shares:	The actual number of shares of Class A Common Stock that may become issuable pursuant to the Performance Shares awarded under this Agreement shall be determined in accordance with the Vesting Schedule below. For purposes of such schedule, the designated number of Performance Shares to be utilized is shares and shall constitute the “Target Number of Performance Shares” for purposes of this Agreement.

Vesting Schedule:	The number of shares of Class A Common Stock which may actually vest and become issuable pursuant to the Award shall be determined pursuant to a two-step process: (i) first the maximum number of shares of Class A Common Stock in which Participant can vest under the Performance Vesting section below shall be calculated on the basis of the level at which the Performance Goal specified on attached Schedule I is actually attained and (ii) then the number of shares calculated under clause (i) in which Participant may actually vest shall be determined on the basis of the number of years of Service the Participant completes during the Performance Period in accordance with the Service vesting requirements set forth in Paragraph 3 of this Agreement.

Performance Vesting: Attached Schedule I specifies the Performance Goal to be attained for the specified Performance Period. Within seventy-five (75) days after the completion of that Performance Period, the Plan Administrator shall determine and certify the actual level of attainment for the Performance Goal. On the basis of that certified level of attainment, the number of Performance Shares will be multiplied by the applicable percentage (which may range from 0% to 200%) determined in accordance with the schedule of percentages set forth in attached Schedule I. The number of shares resulting from such calculation shall constitute the maximum number of shares of Class A Common Stock in which Participant may vest under this Award and shall be designated the “Performance-Qualified Shares.” In no event may the number of such Performance-Qualified Shares exceed 200% of the Target Number of Performance Shares.

Should the Performance Goal be attained at a level below the threshold level specified in attached Schedule I, all of the Performance Shares subject to this Award shall be immediately cancelled. Participant shall thereupon cease to have any further right, title or interest in the shares of Class A Common Stock underlying those cancelled Performance Shares.

Service Vesting. The number of Performance-Qualified Shares in which Participant actually vests shall be determined in accordance with the Service-vesting provisions set forth in Section 3 of this Agreement.

Change in Control Vesting. The shares of Class A Common Stock underlying the Performance Shares subject to this Award may also vest on an accelerated basis in accordance with Paragraph 5 should a Change in Control occur prior to the completion of the Performance Period.

Issuance Date:	The shares of Class A Common Stock which actually vest and become issuable pursuant to the terms of this Agreement shall be issued in accordance with the provisions of this Agreement applicable to the particular circumstances under which such vesting occurs.
          2. Limited Transferability. Prior to the actual issuance of the shares of Class A Common Stock which vest hereunder, Participant may not transfer any interest in the performance shares subject to the Award or the underlying shares of Class A Common Stock or pledge or otherwise hedge the sale of those performance shares or the underlying shares of Class A Common Stock, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of the Class A Common Stock. However, any shares of Class A Common Stock which vest hereunder but otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award. Participant may make such a beneficiary designation at any time by filing the appropriate form with the Plan Administrator or its designate.
          3. Service Requirement.
          (a) The number of Performance-Qualified Shares calculated in accordance with the Performance-Vesting provisions of Paragraph 1 and attached Schedule I represent the maximum number of shares of Class A Common Stock in which Participant can vest hereunder. The actual number of shares of Class A Common Stock in which Participant shall vest shall be determined by multiplying that number of Performance-Qualified Shares by a fraction, the numerator of which is the number of full fiscal years of Service completed by the Participant within the Performance Period and the denominator of which is the total number of fiscal years within that Performance Period.
          (b) Should the Participant cease Service prior to the completion of a particular fiscal year included within the Performance Period by reason of an Involuntary Termination, then following the completion of the Performance Period and the required certification of the number of Performance-Qualified Shares subject to this Award, Participant shall, with respect to such partial fiscal year of Service, vest in that additional number of shares of Class A Common Stock (if any) determined by multiplying the certified number of Performance-Qualified Shares by a fraction, the numerator of which is the number of months of Service actually completed by the Participant during that particular fiscal year (rounded up to the next whole month), and the denominator of which is the total number of months constituting the entire Performance Period.
          (c) Should the Participant’s Service cease for any reason other than an Involuntary Termination prior to the completion of the Performance Period, then the Participant shall not vest in any additional Performance-Qualified Shares following such cessation of Service, and all of Participant’s right, title and interest to any unvested Performance-Qualified Shares subject to this Award shall immediately terminate.

          4. Stockholder Rights. The holder of this Award shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the shares of Class A Common Stock underlying the Award until Participant becomes the record holder of those shares upon their actual issuance following the Corporation’s collection of the applicable Withholding Taxes.
          5. Change in Control. The following provisions shall apply only to the extent a Change in Control is consummated prior to the completion of the Performance Period and shall have no force or effect in the event the effective date of the Change in Control occurs after the completion of such Performance Period.
               (a) Should (i) the Change in Control occur during the first eighteen (18) months of the Performance Period and (ii) the Participant continue in Service through the effective date of that Change in Control, then the Participant shall immediately vest in that number of shares of Class A Common Stock equal to the Target Number of Performance Shares set forth in Paragraph 1, without any measurement of Performance Goal attainment to date.
               (b) Should (i) the Change in Control occur at any time on or after the completion of the first eighteen (18) months of the Performance Period and (ii) the Participant continues in Service through the effective date of that Change in Control, then the Participant shall immediately vest in that number of shares of Class A Common Stock equal to the greater of:
               (i) the Target Number of Performance Shares set forth in Paragraph 1, or
               (ii) the number of Performance-Qualified Shares determined by multiplying (A) the Target Number of Performance Shares set forth in Paragraph 1 by (B) the applicable percentage (determined in accordance with attached Schedule I) for the level at which the Performance Goal is attained and certified by the Plan Administrator for an abbreviated Performance Period ending with the close of the Corporation’s fiscal quarter coincident with or immediately preceding the effective date of the Change in Control, with the applicable financial metric for the fiscal year in which the Change in Control is effected to be calculated and measured as of the close of the fiscal quarter coincident with or immediately preceding such effective date and compared to the applicable financial metric for the immediately preceding fiscal year calculated and measured over the same abbreviated time period within that fiscal year.
               (c) The share calculation procedures set forth in subparagraphs (a) and (b) of this Paragraph 5 shall also apply for purposes of determining the number of shares to which the Service-vesting provisions of Paragraph 3(a) and (if applicable) Paragraph 3(b) are to be applied in the event the Participant ceases Service during the Performance Period and prior to the effective date of the Change in Control, and the resulting number of shares shall be subject to the provisions of Paragraph 5(d) below.

               (d) The number of shares of Class A Common Stock in which Participant vests on the basis of the Performance Shares or Performance-Qualified Shares determined in accordance with the foregoing provisions of this Paragraph 5 shall be converted into the right to receive for each such share the same consideration per share of Class A Common Stock payable to the other holders of such Class A Common Stock in consummation of that Change in Control, and such consideration per share shall be distributed to the Participant at the same time as such stockholder payments, but in no event shall such distribution to the Participant be completed later than the later of (i) the end of the calendar year in which such Change in Control is effected or (ii) the fifteenth (15th) day of the third (3rd) calendar month following the effective date of that Change in Control. The distribution shall be subject to the Corporation’s collection of the applicable Withholding Taxes.
               (e) Except for the actual number of shares of Class A Common Stock in which the Participant vests in accordance with this Paragraph 5, the Participant shall cease to have any further right or entitlement to any additional shares of Class A Common Stock under this Agreement following the effective date of the Change in Control.
               (f) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
          6. Adjustment in Shares. Should any change be made to the Class A Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of the outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change. The determination of the Plan Administrator shall be final, binding and conclusive. In the event of any Change in Control transaction, the provisions of Paragraph 5 shall be controlling.
          7. Issuance or Distribution of Vested Shares or Other Amounts.
               (a) Except as otherwise provided in Paragraph 5, the shares of Class A Common Stock in which Participant vests pursuant to the Performance and Service vesting provisions of Paragraphs 1 and 3 shall be issued following the completion of the Performance Period, in accordance with the following provisions:
          (i) If the applicable Performance Period is coincidental with one or more successive fiscal years of the Corporation, the issuance shall be effected as soon as administratively practicable following the completion of that Performance Period, but no later than the later of (A)

the last day of the calendar year in which such Performance Period ends or (B) the fifteenth (15th) day of third (3rd) calendar month following the last day of such Performance Period.
          (ii) If the applicable Performance Period is coincidental with one or more successive complete calendar years, the issuance shall be effected during the period beginning with the first business day of the calendar year immediately succeeding the end of the Performance Period and ending no later than March 15 of that year.
               (b) The Corporation shall, on the applicable issuance date, issue to or on behalf of Participant a certificate (which may be in electronic form) for the shares of Class A Common Stock in which Participant vests pursuant to the Performance and Service vesting provisions of Paragraphs 1 and 3 or the special vesting provisions of Paragraph 5.
               (c) Except as otherwise provided in Paragraph 5, no shares of Class A Common Stock shall be issued prior to the completion of the Performance Period. No fractional share of Class A Common Stock shall be issued pursuant to this Award, and any fractional share resulting from any calculation made in accordance with the terms of this Agreement shall be rounded down to the next whole share of Class A Common Stock.
               (d) The Corporation shall collect the applicable Withholding Taxes with respect to all shares of Class A Common Stock which vest and become issuable pursuant to the provisions of this Agreement through the following automatic share withholding method:
               - On the applicable issuance date, the Corporation shall withhold, from the vested shares of Class A Common Stock otherwise issuable to the Participant at that time, a portion of those shares with a Fair Market Value (measured as of the issuance date) equal to the applicable Withholding Taxes; provided, however, that the number of shares of Class A Common Stock which the Corporation shall be required to so withhold shall not exceed in Fair Market Value (other than by reason of the rounding up of any fractional share to the next whole share) the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income. The Participant hereby expressly authorizes the Corporation to withhold any such additional fractional share that is needed to round up the share withholding to the next whole share of Class A Common Stock, with the Fair Market Value of that additional fractional share to be added to the amount of taxes withheld by the Corporation from his or her wages for the calendar year in which the issuance date occurs, and to report that additional tax withholding as part of his or her W-2 tax withholdings for such year.

               (e) Except as otherwise provided in Paragraph 5 or this Paragraph 7, the settlement of all Performance or Performance-Qualified Shares which vest under the Award shall be made solely in shares of Class A Common Stock.
          8. Code Section 409A
               (a) It is the intention of the parties that the provisions of this Agreement shall comply with the requirements of the short-term deferral exception to Section 409A of the Code and Treasury Regulations Section 1.409A-1(b)(4). Accordingly, to the extent there is any ambiguity as to whether one or more provisions of this Agreement would otherwise contravene the requirements or limitations of Code Section 409A applicable to such short-term deferral exception, then those provisions shall be interpreted and applied in a manner that does not result in a violation of the requirements or limitations of Code Section 409A and the Treasury Regulations thereunder that apply to such exception.
               (b) If and to the extent this Agreement may be deemed to create an arrangement subject to the requirements of Code Section 409A, then the following provisions shall apply:
          - No shares of Class A Common Stock or other amounts which become issuable or distributable under this Agreement by reason of Participant’s cessation of Service shall actually be issued or distributed to Participant until the date of Participant’s separation from service (as determined in accordance with the applicable provisions of Code Section 409A and the Treasury Regulations thereunder) or as soon thereafter as administratively practicable, but in no event later than the later of (i) the close of the calendar year in which such separation from service occurs or (ii) the fifteenth day of the third calendar month following the date of such separation from service.
          - No shares of Class A Common Stock or other amounts which become issuable or distributable under this Agreement by reason of Participant’s cessation of Service shall actually be issued or distributed to Participant prior to the earlier of (i) the first day of the seventh (7th) month following the date of the Participant’s separation from service or (ii) the date of Participant’s death, if Participant is deemed at the time of such separation from service to be a specified employee under Section 1.409A-1(i) of the Treasury Regulations issued under Code Section 409A, as determined by the Plan Administrator in accordance with consistent and uniform standards applied to all other Code Section 409A arrangements of the Corporation, and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). The deferred shares or other distributable amount shall be issued or distributed in a lump sum on the first day of the seventh (7th) month following the date of Participant’s separation from service or, if earlier, the first day of the month immediately following the date the Corporation receives proof of Participant’s death.

          - No amounts that vest and become payable under Paragraph 5 of this Agreement by reason of a Change in Control shall be distributed to the Participant at the time of such Change in Control, unless that transaction also qualifies as a change in control event under Code Section 409A and the Treasury Regulations thereunder. In the absence of such a qualifying change in control, the distribution shall not be made until the specified completion date of the three (3)-year Performance Period or as soon as administratively practicable following thereafter, but in no event later than the fifteenth (15th) day of the third (3rd) calendar month following that date.
          9. Compliance with Laws and Regulations. The issuance of shares of Class A Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Class A Common Stock may be listed for trading at the time of such issuance.
          10. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices or shall be effected by properly addressed electronic mail delivery. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the most recent address then on file for the Participant in the Corporation’s Human Resources Department. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
          11. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Participant and the legal representatives, heirs and legatees of the Participant’s estate and any beneficiaries of the Award designated by the Participant.
          12. Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.
          13. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Arizona without resort to that State’s conflict-of-laws rules.
          14. Employment at Will. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to remain in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or of then Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

          15. Participant Acceptance. The Participant must accept the terms and conditions of this Agreement either electronically through the electronic acceptance procedure established by the Corporation or through a written acceptance delivered to the Corporation in a form satisfactory to the Corporation. In no event shall any shares of Class A Common Stock be issued under this Agreement in the absence of such acceptance.
          IN WITNESS WHEREOF, Apollo Group, Inc. has caused this Agreement to be executed on its behalf by its duly-authorized officer on the day and year first indicated above.

APOLLO GROUP, INC.

By:

Title:

PARTICIPANT

APPENDIX A
DEFINITIONS
          The following definitions shall be in effect under the Agreement:
          A. Agreement shall mean this Performance Share Award Agreement.
          B. Award shall mean the award of Performance Shares made to the Participant pursuant to the terms of this Agreement.
          C. Award Date shall mean the date the award of Performance Shares is made to the Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.
          D. Board shall mean the Corporation’s Board of Directors.
          E. Change in Control shall have the meaning assigned to such term in Section 3.1(e) of the Plan.
          F. Code shall mean the Internal Revenue Code of 1986, as amended.
          G. Class A Common Stock shall mean shares of the Corporation’s Class A common stock.
          H. Corporation shall mean Apollo Group, Inc., an Arizona corporation, and any successor corporation to Apollo Group, Inc. which shall by appropriate action adopt the Plan.
          I. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
          J. Fair Market Value per share of Class A Common Stock on any relevant date shall be the closing price per share of such Class A Common Stock on the date in question on the Stock Exchange serving as the primary market for the Class A Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Class A Common Stock is then primarily traded. If there is no closing selling price for the Class A Common Stock on the date in question, then the Fair Market Value shall be the closing price on the last preceding date for which such quotation exists.

          K. Involuntary Termination shall mean the unilateral termination of the Participant’s Service by the Corporation (or any Parent or Subsidiary employing Participant) for any reason other than a Termination for Cause; provided, however, in no event shall an Involuntary Termination be deemed to incur in the event the Participant’s Service terminates by reason of his or her death or disability.
          L. 1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.
          M. Participant shall mean the person to whom the Award is made pursuant to the Agreement.
          N. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          O. Performance Goal shall mean the performance goal specified in Schedule I to this Agreement.
          P. Performance Period shall mean the period specified on attached Schedule I to this Agreement over which the attainment of the Performance Goal is to be measured.
          Q. Performance-Qualified Shares shall mean the maximum number of shares of Class A Common Stock in which Participant can vest based on the level at which the Performance Goal for the Performance Period is attained and shall be calculated in accordance with the provisions of this Agreement. In no event shall the number of such Performance-Qualified Shares exceed two hundred percent (200%) of the Target Number of Performance Shares set forth in Paragraph 1 of this Agreement.
          R. Performance Share shall mean the phantom shares of Class A Common Stock awarded under this Agreement which will entitle Participant to receive one or more actual shares of Class A Common Stock pursuant to this Award upon the satisfaction of the performance and Service vesting requirements applicable to such Award.
          S. Plan shall mean the Corporation’s 2000 Stock Incentive Plan, as amended or restated from time to time.
          T. Plan Administrator shall mean the Compensation Committee of the Board acting in its capacity as administrator of the Plan.

          U. Service shall mean Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee. For purposes of this Agreement, Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) Participant no longer performs services in an Employee capacity for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Participant performs services in an Employee capacity ceases to remain a Parent or Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity. Service as an Employee shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period Participant is on a leave of absence.
          V. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.
          W. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          X. Target Number of Performance Shares shall mean the number of Performance Shares that will be converted into actual shares of Class A Common Stock on a one-for-one basis if the Performance Goal is attained at the Target Level specified in attached Schedule I.
          Y. Termination for Cause shall mean the termination of the Participant’s Service by the Corporation (or any Parent or Subsidiary employing Participant) for one or more of the following reasons:
          (ii) repeated dereliction of the material duties and responsibilities of his or her position with the Corporation (or any Parent or Subsidiary);
          (iii) misconduct, insubordination or failure to comply with the policies of the Corporation (or any Parent or Subsidiary employing the Participant) governing employee conduct and procedures;
          (iv) excessive lateness or absenteeism;
          (v) conviction of or pleading guilty or nolo contendere to any felony involving theft, embezzlement, dishonesty or moral turpitude;

          (vi) commission of any act of fraud against, or the misappropriation of property belonging to, the Corporation (or any Parent or Subsidiary);
          (vii) commission of any act of dishonesty in connection with his or her responsibilities as an Employee that is intended to result in his or her personal enrichment or the personal enrichment of his or her family or others;
          (viii) any other misconduct adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary); or
          (ix) a material breach of any agreement the Participant may have at the time with the Corporation (or any Parent or Subsidiary employing the Participant), including (without limitation) any proprietary information, non-disclosure or confidentiality agreement.
          DD. Withholding Taxes shall mean the federal, state and local income taxes and the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting and issuance of the shares of Common Stock which vest under of the Award and any phantom dividend equivalents distributed with respect to those shares.

SCHEDULE I
PERFORMANCE GOAL AND PERFORMANCE PERIOD
PERFORMANCE PERIOD
The measurement period for the Performance Shares awarded to Participant shall be the three (3) fiscal-year period beginning September 1, 2010 and ending August 31, 2013 (the “Performance Period”).
PERFORMANCE GOAL FOR PERFORMANCE VESTING
Performance Goal — Adjusted Free Cash Flow: The Performance Goal shall be tied to the average of the actual annual growth rates of Adjusted Free Cash Flow (as defined and adjusted in accordance with the provisions set forth below) for each of the three (3) fiscal years comprising the Performance Period. In determining the average of those annual growth rates, the growth rate of defined Adjusted Free Cash Flow for the 2011 fiscal year will be determined by comparing the defined Adjusted Free Cash Flow for that year against the defined Adjusted Free Cash Flow for the 2010 fiscal year ending August 31, 2010. The growth in defined Adjusted Free Cash Flow for each of the two (2) remaining fiscal years in the Performance Period shall be calculated in comparison to the defined Adjusted Free Cash Flow realized for the immediately preceding fiscal year in that Performance Period. Once the growth rate in defined Adjusted Free Cash for each of the three (3) fiscal years in the Performance Period is calculated, the simple average of those three (3) annual growth rates will be determined, and that average (rounded up to the next whole one-tenth decimal point) will represent the actual level at which the Performance Goal has been attained.
     The threshold (40% conversion factor), target (100% conversion factor) and maximum (200% conversion factor) levels of the average of the annual growth rates of Adjusted Free Cash Flow for the Performance Period shall be as follows:

THRESHOLD:	5%

TARGET:	12%

MAXIMUM:	19%
     Adjusted Free Cash Flow for each applicable fiscal year (whether the 2010 fiscal year or any fiscal year in the Performance Period) shall be calculated in accordance with the following parameters:
          First, the cash flow from operations for such fiscal year shall be determined on a consolidated basis with the Corporation’s consolidated subsidiaries for financial reporting purposes and in accordance with current United States Generally Accepted Accounting Principles (“U.S. GAAP”) and shall be confirmed on the basis of the Corporation’s audited financial statements for that fiscal year. To the extent there are any other changes in U.S. GAAP during the Performance Period, the U.S. GAAP rules in effect on the Award Date shall continue to be utilized throughout the entire Performance Period.
          Then, the cash flow from operations as so determined for the relevant fiscal year shall be reduced by the following amounts:
          (i) cash amounts expended during that fiscal year in the acquisition of property, plant and equipment; and
          (ii) cash amounts paid during that fiscal year in the acquisition of businesses or assets whose primary function is other than the education of an enrolled student population.
          Next, the cash flow from operations for such fiscal year as so reduced shall be adjusted as follows: any increases during that fiscal year in restricted cash attributable to Title IV student funding shall be deducted from such cash flow, and any decreases during that fiscal year in such restricted cash shall added to that cash flow.
          The amount of cash flow resulting from the foregoing reductions and adjustments shall constitute the Adjusted Free Cash Flow for such fiscal year. However, in measuring the applicable growth rate in Adjusted Cash Flow for each of the fiscal years within the Performance Period for purposes of determining the level at which the Performance Goal is attained, such Adjusted Free Cash Flow shall, with respect to each fiscal year within the Performance Period, be subject to further adjustment by excluding each of the following amounts in the calculation of the defined Adjusted Free Cash Flow for that fiscal year:
          (i) cash amounts paid during that fiscal year for any costs related to an acquisition of businesses or assets within the Performance Period whose primary function is the education of an enrolled student population;
          (ii) cash amounts paid during that fiscal year as interest expense;
          (iii) cash amounts received during that fiscal year as interest income;
          (iv) cash amounts paid during that fiscal year in connection with judgments, verdicts and settlements with respect to the following litigation matters listed in the Commitments and Contingencies footnote of the Corporation’s Consolidated Financial Statements for the fiscal year ended August 31, 2009, as set forth in the Form 10-K for that fiscal year filed with the Securities and Exchange Commission:
Litigation Matter

     Incentive Compensation False Claims Act Lawsuit filed March 7, 2003 in the U.S. District Court for the Eastern District of California
     In re Apollo Group, Inc. Securities Litigation, Case No. CV04-2147-PHX-JAT
     Equal Employment Opportunity Commission v. University of Phoenix, No. CV-06-2303-PHX-MHM
     Barnett v. John Blair et al., Case No. CV2006-051558
     Bamboo Partners v. Nelson et al., Case No. CIV-06-1973-PHX-SRB
     Teamsters Local 617 Pension & Welfare Funds v. Apollo Group, Inc. et. al., Case Number 06-CV-02674-RCB; and
          (v) adjusted free cash flows (as calculated above) for that fiscal year attributable to any businesses or assets acquired within the Performance Period whose primary function is the education of an enrolled student population.
     Performance-Qualified Shares: The actual number of Performance-Qualified Shares may range from 0% to 200% of the Target Number of Performance Shares designated in Paragraph 1 of this Agreement, with the actual percentage to be determined on the basis of the simple average of the annual growth rates of Adjusted Free Cash Flow realized for each of the three (3) fiscal years included within the Performance Period, as certified by the Plan Administrator. Accordingly, the Performance Shares subject to this Award shall convert into a number of Performance-Qualified Shares determined by multiplying the Target Number of Performance Shares set forth in Paragraph 1 of this Agreement by the percentage in the schedule below that corresponds to the average of the actual annual growth rates of Adjusted Free Cash Flow certified by the Plan Administrator for each of the three (3) fiscal years comprising the Performance Period. In no event, however, shall the maximum number of the shares of the Corporation’s Class A Common Stock that may qualify as Performance-Qualified Shares exceed 200% of the Target Number of Performance Shares set forth in Paragraph 1 of this Agreement.
     Schedule for Determining Number of Performance-Qualified Shares Based on Attained Average of the Annual Growth Rates of Adjusted Free Cash Flow: The number of shares of the Corporation’s Class A Common Stock that may qualify as Performance-Qualified Shares on the basis of the certified simple average of the annual growth rates of Adjusted Free Cash Flow for each of the three fiscal years in the Performance Period shall be calculated by multiplying the Target Number of Performance Shares designated in Paragraph 1 of this Agreement by the applicable percentage for that average annual growth rate determined in accordance with the following schedule:

Average of the Annual Adjusted	Percentage of Target Number of
Free Cash Flow Growth Rates	Shares to Qualify as
Performance-Qualified Shares
< 5%	0%
5.0-5.9%	40%
6.0-7.1%	55%
7.2-8.3%	70%
8.4-9.5%	80%
9.6-10.7%	90%
10.8-11.9%	95%
12.0-12.9%	100%
13.0-14.1%	105%
14.2-15.3%	115%
15.4-16.5%	130%
16.6-17.7%	150%
17.8-18.9%	175%
> 19.0%	200%